Exhibit 5.1

December 16, 2008


Board of Directors
Scott's Liquid Gold-Inc.
4880 Havana Street
P.O. Box 39S
Denver CO 80239-0019

	Re:	Scott's Liquid Gold-Inc.
		Registration Statement on Form S-8

Gentlemen:

	We represent Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"). We are furnishing this opinion at your request in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") covering the registration of 900,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), for issuance under the Scott's Liquid Gold-Inc. 2005 Stock Incentive Plan, as amended (the "Plan"). The Shares result from an amendment, effective May 6, 2008, increasing the number of shares of common stock available under the Plan. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

	In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation (the "Articles"), the Company's Bylaws, the Plan and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

	We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

	In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct;
(ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; and (vi) the due authorization, execution and delivery of all documents by parties other than the Company.

	We are opining herein as to the Colorado Business Corporation Act, any applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws; and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. December 16, 2008
Page 2



	Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:

		(1) The Company has the corporate authority pursuant to its Articles to issue the Shares.

		(2) The Shares have been duly authorized for issuance pursuant to the Plan and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

	Our opinion is limited to the specific matters expressed above. The opinions contained in this letter are rendered as of the date of this letter, and we undertake no, and hereby disclaim any, obligation to advise you of any change in or new developments which may affect any matter or opinion set forth in this letter.

	We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,

/s/ Holland & Hart LLP
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Holland & Hart LLP